                                                                     EXHIBIT 4.2

THIS OPTION, THE SHARES OF PREFERRED STOCK AND WARRANTS ISSUABLE UPON EXERCISE OF THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK OR EXERCISE OF THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE
                                                   --------------
BECOME EFFECTIVE WITH
RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY OPTION ISSUED IN EXCHANGE FOR THIS OPTION, ANY SHARES OF PREFERRED STOCK AND WARRANTS ISSUABLE UPON EXERCISE OF THIS OPTION AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK OR EXERCISE OF THE WARRANTS.

                              UNIT PURCHASE OPTION

                                       OF

                         NOTIFY TECHNOLOGY CORPORATION

No. UPO-1


          FOR VALUE RECEIVED Commonwealth Associates, L.P., or its respective assigns (the "Holder"), is entitled to purchase, subject to the provisions of
              ------
this option (this "Option"), from Notify Technology Corporation, a California
                   ------
corporation (the "Company"), up to __________________ (_____) units ( the
                  -------
"Units"), each Unit consisting of (i) 10,000 shares (the "Preferred Shares") of
 -----                                                    ----------------
the Company's Series A Convertible Redeemable Preferred Stock (the "Preferred
                                                                    ---------
Stock"), and (ii) ____________ common stock purchase warrants (the "Warrants")
-----                                                               --------
in the form attached hereto as Appendix A, for a purchase price of $100,000 per
                               ----------
Unit (the "Exercise Price"). The Holder may exercise this Option at any time
           --------------
from the date hereof through _________ , 2008 (the "Exercise Period").
                                                    ---------------

          This Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase up to ____ Units (the "Option
                        -------                                      ------
Units") was originally issued pursuant to a Placement Agency Agreement (the
-----
"Agency Agreement") dated as of April 25, 2001 by and between the Company and
-----------------
Commonwealth Associates, L.P. (the "Placement Agent") in connection with a
                                    ---------------
private placement of the Company's securities (the "Private Placement") through
                                                    -----------------
the Placement Agent pursuant to the Company's Confidential Executive Summary dated as of April 25, 2001 (the "Memorandum"). Except as specifically otherwise
                                 ----------
provided herein, the Warrants issuable upon exercise of this Option shall have the terms and conditions as set forth in the form of Warrant annexed hereto as Appendix A and the Preferred Shares shall be governed by and have the terms,
-----------
conditions and rights as set forth in the

Certificate of Determination, Preferences and Rights of Series A Convertible Redeemable Preferred Stock (the "Designation") filed with the Secretary of State
                                 -----------
of the State of California in connection with the Private Placement.

  1. EXERCISE OF OPTION

     (a) This Option may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such
                                         --------  -------
day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Option may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form attached hereto as Annex A duly executed and accompanied by payment of the Exercise Price for the
-------
number of Option Units specified in such form. As soon as practicable after each such exercise of the Options, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Preferred Shares and Warrants comprising the Option Units issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Units purchasable thereunder. Upon receipt by the Company of this Option at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Preferred Shares and Warrants issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Preferred Shares and Warrants shall not then be physically delivered to the Holder.

     (b) At any time during the Exercise Period, the Holder may, at its option, exercise this Option on a cashless basis by exchanging this Option, in whole or in part (an "Option Exchange"), into the number of Option Units determined in
             ---------------
accordance with this Section 1(b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Units for which this Option is to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The
                                                      ------------------
Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Preferred Shares and Warrants issuable
 -------------
upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the Option Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven
(7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Units equal to (i) the number of Option Units specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Option Units
                             ------------
equal to the quotient obtained by dividing (a) the product of the Total Number and the existing Exercise Price by (b) the aggregate current market value of all of the Preferred Shares and Warrants which comprise a Unit. The "current market
                                                                 --------------
value" of (i) a share of Preferred Stock shall be the Preferred Value, as
-----
defined in Section 3 below and (ii) "current market value" of a Warrant shall
                                     --------------------
equal: (A) the difference between the Exchange Sale Price (as hereinafter defined) and the then exercise price of a Warrant multiplied by the number of shares of Common Stock for which a Warrant is then exercisable, if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market; (B) the difference between the SmallCap Sale Price (as hereinafter defined) and the then exercise price of a Warrant multiplied by the number of shares of Common Stock for which a Warrant is then exercisable, if the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market; or (C) an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported. For the purpose of this Section 1(b), the date of exercise, as used in Section 3 hereof to define the "Preferred Value," the "Exchange Sale Price" and the "SmallCap Sale Price," shall mean the Exchange Date

  2. RESERVATION OF SHARES. The Company covenants and agrees that (i) the Preferred Shares that may be issued upon exercise of this Option and (ii) the Common Stock that may be issued upon conversion of the Preferred Shares and exercise of the Warrants comprising the Option Units will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Preferred Stock and exercise of the Warrants included in the Option Units.

  3. FRACTIONAL SHARES. No fractional shares of Preferred Stock shall be issued upon the exercise of this Option. With respect to any fraction of a Preferred Share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share of Preferred Stock (the "Preferred Value"), determined as follows:

     (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, (i) the current market value of a share of Preferred Stock shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market (the "Exchange Sale Price"), in either case multiplied by the number of shares of
 -------------------
Common Stock into which a share of Preferred Stock is then convertible; or

     (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, (i) the current market value of a share of a share of Preferred Stock shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Option (the "SmallCap Sale Price"), in
 -------------------
either case multiplied by the number of shares of Common Stock into which a share of Preferred Stock is then convertible; or

       (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value of a share of Preferred Stock shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

  4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF OPTION. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other options of different denominations entitling such Holder thereof to purchase in the aggregate the same number of Option Units purchasable hereunder. Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed, funds sufficient to pay any transfer tax and an opinion of counsel reasonably acceptable to the Company stating that such transfer is exempt from the registration requirements of the Securities Act, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other options which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options into which this Option may be
 ------
divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

  5. RIGHTS OF THE HOLDER. This Option shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a stockholder of the Company.

  6. ANTI-DILUTION PROVISIONS. The number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock included in the Option Units and the conversion price of the Preferred Stock shall be subject to adjustment in accordance with Section 3(e) of the Designation, which Section 3(e) is incorporated herein by reference in its entirety. The number of shares of Common Stock issuable upon exercise of the Warrants included in the Option Units and the exercise price of such Warrants shall be subject to adjustment from time to time in accordance with the terms set forth in Section 4 of the Warrants, which Section 4 is incorporated herein by reference in its entirety.

  7. OFFICER'S CERTIFICATE. Whenever an adjustment is made to the Preferred Stock or Warrants as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustment determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder of an Option executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

  8. NOTICES TO OPTION HOLDERS. So long as this Option shall be outstanding,
(i) if the Company shall pay any dividend or make any distribution upon the Common or Preferred Stock or (ii) if the Company shall offer to all the holders of Common or Preferred Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common or Preferred Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

  9. RECLASSIFICATION, REORGANIZATION, MERGER OR AUTOMATIC CONVERSION. In case of any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Preferred Shares and Warrants which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     In the event that all of the outstanding shares of Preferred Stock are automatically converted into Common Stock of the Company pursuant to Section 3 of the Designation, then, to the extent that this Option is exercisable for Preferred Stock, this Option shall thereafter be exercisable for that number of shares of the Company's Common Stock equal to the number of shares of Common Stock that would have been received if this Option had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event.

     10. REGISTRATION RIGHTS. The shares of Common Stock issuable upon conversion of the Preferred Shares comprising the Option Units and the shares of Common Stock issuable upon exercise of the Warrants comprising the Option Units shall have the registration rights set forth in the Registration Rights Agreement dated on even date herewith by and between the Company and the Holder.

     11. NO REDEMPTION. Neither This Option nor the Warrants may be redeemed. The Preferred Shares included in the Option Units shall not be subject to redemption until this Option has been exercised and the Preferred Shares are outstanding, and thereafter shall be subject to redemption only as set forth in
Section 13 of the Designation.

     12. LEGENDS. Holder understands that the certificates representing the Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants, until such time as they have been registered under the 1933 Act, shall bear a restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of such securities upon which it is stamped, if (a) there is in effect a registration statement under the 1933 Act covering the sale, transfer, assignment or pledge (a "Disposition") and the Disposition is made in accordance with such registration statement or (b) if the Disposition of the Securities is completed in satisfaction of the requirements of Rule 144 of the Securities Act.

  13. GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction
                                                      -- --------
of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect
                                      -- --------
thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.


                           [Signature page follows]

     IN WITNESS WHEREOF, Notify Technology Corporation has caused this Option to be executed this 20th day of July 2001.

                                    NOTIFY TECHNOLOGY CORPORATION


                                    By: /s/ Paul DePond
                                       --------------------------------
                                         Name:
                                         Title:

                                    ANNEX A
                                 PURCHASE FORM

     The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ___________ shares of Preferred Stock and _____________ Warrants and hereby makes payment of $__________________ in payment of the actual exercise price thereof.

     Check if Cashless Exercise Election ________ (Section 1(b) of Unit Purchase Option)

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------


Name:_________________________________________________________________________
                             (Please type or print)

Address:______________________________________________________________________

______________________________________________________________________________

Signature:____________________________________________________________________

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto:

Name:__________________________________________________________________________
                            (Please type or print)

Address:_______________________________________________________________________

_______________________________________________________________________________


the right to purchase Preferred Stock and Warrants represented by this Option to the extent of _______ shares and ______ warrants as to which such right is exercisable and does hereby irrevocably constitute and appoint
________________________________Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:__________________________________________________________________________

Signature______________________________________________________________________




     The undersigned Assignee of the Option hereby makes to Notify Technology Corporation, as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Option and the Registration Rights Agreement, dated _________, 2001, by and among Notify Technology Corporation and Commonwealth Associates, L.P.

Dated:__________________________


                                             _______________________________
                                             (Signature)

                                   APPENDIX A

                                FORM OF WARRANT

                                       11